UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 5, 2010

Date of Report
(Date of earliest event reported)

Diversified Secure Ventures Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-52638	20-44412118
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1285 Weston Road, Suite 629
Toronto, Ontario M6M 4R2
Canada

(Address of principal executive offices)

414-525-6872
(Registrant's telephone number, including area code)

(Former name and former address, if changed since last report)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                      Completion of Acquisition or Disposition of Assets

Hemlo Gold Prospect Purchase

Effective April 5, 2010, Diversified Secure Ventures Corp. (the “Company”) (formerly called Secure Runway Systems Corp.) entered into an Option Agreement with International Explorers and Prospectors Inc. (the “Seller”) of Toronto, Canada, to acquire the exclusive right and option to acquire up to 100% of the Hemlo gold prospect located in Bomby Township in the Province of Ontario, Canada.  The Hemlo prospect contains approximately 368 acres (149 hectares).

The Hemlo gold prospect is comprised of two Canadian mining claims: TB386628 and TB386629, which are located in Bomby Township in the Province of Ontario, Canada.  There have been several commercial gold mining operations located approximately two and one-half miles from the location of the Hemlo gold prospect.

The Option Agreement with the Seller originally provided for the payment of $25,000 to the Seller within 25 days of the signing of the Agreement and an additional payment of $25,000 within 180 days, and provided for the Company to issue 1,000,000 shares of its restricted common stock to the Seller.  The Option Agreement also provides that in the event that the Company increases its total number of outstanding shares of common stock by more than 50% after the date of the Agreement and for a period of two years, then the Company must issue additional shares of common stock to the Seller by the same percentage.

The Option Agreement was subsequently amended on November 8, 2010, to provide that the Company shall own an unencumbered 60% ownership interest in the Hemlo gold prospect upon the delivery of its stock certificate to the Seller for 1,000,000 shares of the common stock of the Company which has been delivered by the Company.  The amendment to the Agreement also provides that the Company has the right to acquire an additional 40% ownership interest in the Hemlo gold prospect upon the payment of $50,000 within six months of the date of the Amendment, or $100,000 pursuant to the terms of the original Option Agreement.

The Company presently owns a 60% ownership interest in the Hemlo gold prospect.  The Seller has retained a 40% ownership interest and is entitled to a 3% net smelter royalty interest in the Hemlo gold prospect.  The Company has the right to acquire two-thirds of the 3% smelter royalty interest held by the Seller for $1,000,000.  By an amendment to the Option Agreement, the purchase price of the Seller’s net smelter royalty interests was changed to $500,000 for the first 1% and $750,000 for the second 1%, which would leave the Seller with a 1% net smelter royalty interest.

Section 9 – Financial Statements and Exhibits

(a) Exhibits

Exhibit 10.1	Option Agreement between International Explorers and Prospectors Inc. and the Company dated April 5, 2010 regarding the Hemlo gold prospect

Exhibit 10.2	Amendment to Option Agreement with International Explorers and Prospectors Inc. dated September 16, 2010 regarding the Hemlo gold prospect

Exhibit 10.3	Amendment to Option Agreement with International Explorers and Prospectors Inc. dated November 8, 2010 regarding the Hemlo gold prospect

Exhibit 10.4	Hemlo Aura Geological Summary

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diversified Secure Ventures Corp.

Date: January ___, 2010	By:	/s/ Edward Minnema
Edward Minnema, Chief Executive Officer and